EXHIBIT 10.24

This Employment Agreement (the “Agreement”) is entered into effective as of June 1, 2014 “Effective Date” by and among GoDaddy.com, LLC (the “Company” or “GoDaddy”), Desert Newco, LLC and Scott Wagner (“Executive”).

Summary of Material Terms

Term	Summary	Cross-Reference

Position:	Chief Financial Officer and Chief Operating Officer	Section 1

Reports to:	The Company’s Chief Executive Officer	Section 1

Employment Term	Through December 31, 2018 unless extended	Section 2

Annual Salary:	$750,000	Section 3(a)

Annual Target Bonus:	100% of annual salary	Section 3(b)

Non-Change in Control Severance:	• Any earned but unpaid salary or bonus • 100% of annual salary • Prorated Annual Bonus at target for the year of termination • Payment equal to the cost of health insurance coverage for 12 months	Section 5(b)(iii)

Change in Control Severance:	• Any earned but unpaid salary or bonus • 150% of annual salary • 150% of target Annual Bonus for the year of termination • Payment equal to the cost of health insurance coverage for 18 months	Section 5(b)(iv)

1. Duties and Scope of Employment. Executive will serve as the Company’s Chief Financial Officer and Chief Operating Officer reporting to the Company’s Chief Executive Officer, and will perform the duties, consistent with this position, as assigned by Executive’s supervisor or the Company’s Board of Directors (the “Board”).

2. Employment Term. Subject to the provisions of Section 5, beginning on the Effective Date and, continuing until December 31, 2018, Executive will be employed with the Company on the terms and subject to the conditions set forth in this Agreement; provided, however, that beginning on December 31, 2017 and on each one year anniversary thereafter (each an “Extension Date”), the Employment Term will be automatically extended for an additional one-year period, unless the Company or Executive provides the other party written notice at least 30 calendar days before the Extension Date that the Employment Term will not be extended.

3. Compensation.

(a) Base Salary. Company will pay Executive an annual salary of $750,000, as compensation for services (the “Base Salary”). The Base Salary will be paid according to the Company’s normal payroll practices and subject to the usual and required withholdings. Executive’s salary may be reviewed and adjusted annually by Executive’s Supervisor or the Board.

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(b) Annual Bonus. Commencing with the 2014 fiscal year, Executive is eligible to earn a target annual bonus of 100% of Executive’s Base Salary based upon achievement of revenue and cash EBITDA performance objectives to be determined by the Board in its sole discretion and payable upon achievement of those applicable objectives, subject to minimum and maximum limits as established by the Company (the “Annual Bonus”). If a non-individual performance target is lowered for other senior executives, then it will be lowered for Executive as well. If any Annual Bonus is earned, it will be paid when practicable after the Board determines it has been earned, subject to Executive being employed on the date of payment. For future years, the Board may modify the structure and performance objectives used for Annual Bonus determinations.

(c) Equity Plan. Any equity awards held by Executive as of the Effective Date are governed by the terms and conditions of the Desert Newco LLC 2011 Unit Incentive Plan (the “Incentive Plan’’), the Desert Newco, LLC Unit Option Agreement, and the Management Equity and Unitholders Agreement (collectively, including the Incentive Plan, the “Equity Documents”). Equity awards outstanding as of the Effective Date will not have their terms modified by this Agreement and are listed as follows:

•	3,675,000 options with a per unit exercise price of $3.951157

The outstanding equity awards provide that if Executive remains employed with the Company or its subsidiaries through the date of a Change in Control, then 100% of the Units subject to such Unit Option will be immediately vested and exercisable immediately prior to the Change in Control if as a result of the Change in Control, the Sponsors (x) achieve an internal rate of return of at least 25% or (y) earn at least 3.0 times the purchase price of the GoDaddy Equity Interests they acquired. Terms undefined in the prior sentence have the meaning set forth in the Equity Documents and the language of the Equity Documents more fully describes these concepts.

4. Employee Benefits.

(a) Executive will be entitled to participate in the employee benefit plans, including invention incentive programs, maintained by the Company and generally applicable to senior executives of the Company. The Company may cancel or change the benefit plans and programs it offers and those changes will not breach this Agreement.

(b) During Executive’s employment by the Company, Executive will be provided coverage under the Company’s directors and officers’ liability insurance policy and form of indemnification agreement as in effect for other senior executives of the Company.

5. Termination of Employment; Severance.

(a) At-Will Employment. Executive and the Company agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice. Executive understands and agrees this at-will employment relationship will not be modified or amended unless it is done in a writing that complies with Section 10(f) and Section 10(i) and explicitly references this Section 5(a). Executive’s employment will terminate upon the earlier to occur of (i) a termination by the Company with or without Cause, (ii) Executive’s Disability or death, or (iii) a resignation by Executive with or without Good Reason.

(b) Terminations of Employment. Executive’s employment may be terminated under various scenarios addressed in this Section 5(b). Upon any termination of employment, Executive will receive benefits described in Section 5(b)(i). Depending on the circumstances of the termination of employment, subject to the conditions in Section 6, Executive may be entitled to a lump sum payment of the amounts listed under one of Section 5(b)(ii), Section 5(b)(iii), or Section 5(b)(iv). Executive agrees that upon termination of Executive’s employment for any reason, Executive will resign as of the date of such termination and to the extent applicable, from the Board (and any committees thereof), the board of directors (and any committees thereof) of any of the Company’s affiliates and from any other positions Executive holds with the Company or any of its affiliates.

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(i) Termination for Cause or Resignation Other Than for Good Reason. Executive’s employment may be terminated for Cause, effective upon the Company’s delivery to Executive of a Notice of Termination or the Executive may resign. If Executive’s employment is terminated for Cause or Executive resigns other than for Good Reason, Executive will receive:

(1) the Base Salary accrued through the termination date, payable under the Company’s usual payment practices;

(2) reimbursement within 60 days following submission by Executive to the Company of appropriate supporting documentation for any unreimbursed business expenses properly incurred by Executive prior to the termination date; provided that claims for reimbursement are submitted, under Company policy, to the Company within 90 days following the termination date; and

(3) any fully vested and non-forfeitable employee benefits to which Executive may be entitled under the Company’s employee benefit plans (other than benefits in the nature of severance pay) (the amounts described in clauses (1) through (3) above are referred to later as the “Accrued Obligations”).

(ii) Termination by Reason of Disability or Death. Executive’s employment may be terminated effective upon the Company’s delivery to Executive of a Notice of Termination if Executive becomes Disabled and will automatically terminate upon Executive’s death. Upon termination of Executive’s employment for either Disability or death, Executive or Executive’s estate (as the case may be) will receive:

(1) the Accrued Obligations;

(2) any earned but unpaid Annual Bonus for a prior year. For the avoidance of doubt, if Executive is terminated after the end of a fiscal year but before annual bonuses are approved and paid to other senior executives in the normal course of business, then Executive will receive an Annual Bonus for the prior fiscal year, the actual amount of which will still be subject to the achievement of any performance targets as established by the Company the achievement of which will be determined by the Company. Any payment under this Section 5(b)(iii)(2) will be paid no later than one day prior to the date that is 2 1⁄2 months following the last day of the fiscal year in which such termination occurred; and

(3) a prorated Annual Bonus amount for the year of termination, if any would have been payable to Executive based on achievement of performance criteria if Executive had remained employed through the full fiscal year in which the termination of employment occurred. The prorated amount will be calculated based on the number of calendar days employed and any such prorated amount will be paid no later than one day prior to the date that is 2 1⁄2 months following the last day of the fiscal year in which such termination occurred.

(iii) Termination Without Cause, Resignation for Good Reason. Executive’s employment may be terminated without Cause effective upon the Company’s delivery to Executive of a Notice of Termination, or by Executive’s resignation for Good Reason effective 30 days following delivery to the Company of Notice of Termination provided such delivery is within 90 days following the occurrence of events that result in Good Reason. No resignation for Good Reason will be effective unless during the 30-day period following the delivery of the Notice of Termination, the Company has not cured the events that result in Good Reason. If Executive’s employment is terminated without Cause (other than by reason of death or Disability), or if Executive resigns for Good Reason, Executive will receive:

(1) the Accrued Obligations;

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(2) any earned but unpaid Annual Bonus for a prior year;

(3) an amount equal to a prorated amount of the target Annual Bonus for the year of termination;

(4) a payment equal to 100% of the annual Base Salary in effect on the termination date; and

(5) a payment equal to the cost of health insurance coverage under COBRA for 12 months.

(iv) Termination of Employment During a Change in Control Period. If Executive’s employment is terminated under circumstances that would entitle Executive to payment of benefits under Section 5(b)(iii) and such termination of employment occurs during the period that begins three months prior to a Change in Control and ends on the date that is 18 months after a Change in Control, then Executive will receive the benefits described in Section 5(b)(iii), but the payment in Section 5(b)(iii)(3) will be equal to 150% of target Annual Bonus, the payment in Section 5(b)(iii)(4) will be equal to 150% of annual Base Salary in effect on the termination date (or the date immediately prior to the Change in Control if higher), and the health insurance coverage payment in Section 5(b)(iii)(5) will be for 18 months.

(c) Exclusive Remedy. If a termination of Executive’s employment with the Company occurs, the provisions of this Section 5 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. Executive will be entitled to no severance or other benefits upon termination of employment other than those benefits expressly set forth in this Section 5.

6. Conditions to Receipt of Severance; No Duty to Mitigate.

(a) Separation Agreement and Release of Claims. Executive will not receive severance pay or benefits other than the Accrued Obligations unless (x) Executive signs and does not revoke a separation agreement and release of claims in the form attached as Exhibit A, but with any appropriate reasonable modifications, reflecting changes in applicable law, as is necessary to provide the Company with the protection it would have if the Release was executed as of the date of this Agreement (the “Release”) and (y) such Release becomes effective and irrevocable no later than sixty (60) days following the termination date (such deadline, the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Executive will forfeit any rights to severance or benefits under this Agreement. All payments will be made upon the effectiveness of the Release but will be delayed until a subsequent calendar year if necessary so their timing does not result in penalty taxation under Section 409A. Severance payments or benefits will not be paid or provided until the Release becomes effective and irrevocable. For avoidance of doubt, although Executive’s severance payments and benefits are contractual rights, not “damages,” Executive is not required to seek other employment or otherwise “mitigate damages” as a condition of receiving such payments and benefits.

(b) If any amount or benefit that would constitute non-exempt “deferred compensation” under Internal Revenue Code (“Code”) Section 409A would be payable under this Agreement by reason of Executive’s “separation from service” during a period in which Executive is a “specified employee” (within the meaning of Code Section 409A as determined by the Company), then any payment or benefits will be delayed until the earliest date on which they could be paid or distributed without being subject to penalty taxation under Code Section 409A.

(c) Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Treasury Regulations Section 1.409A-2(b)(2).

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(d) Covenants. Executive’s receipt of any payment or benefits other than Accrued Obligations will be subject to Executive continuing to comply with his confidentiality obligations to the Company and Section 9.

7. Definitions.

(a) Cause means (i) willfully engaging in illegal conduct or gross misconduct that is materially injurious to the Company or any of its Subsidiaries; (ii) conviction of, or entry of a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude; (iii) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment to Executive at the expense of the Company or any of its Subsidiaries; (iv) willful material breach of any written policies of the Company or any of its Subsidiaries including any agreement between Executive and the Company (which policy or policies previously was provided to Executive); or (v) willful and continual failure to substantially perform his or her duties with the Company or any of its Subsidiaries (other than a failure resulting from his or her incapacity due to physical or mental illness), which failure has continued for a period of at least 30 days after a written demand for substantial performance is delivered to Executive by the Company or one of its Subsidiaries which specifically identifies the manner in which the Company believes that Executive has not substantially performed Executive’s duties.

(b) Change in Control means Change in Control as defined in the Desert Newco, LLC 2011 Unit Incentive Plan and the Amended and Restated Limited Liability Company Agreement of Desert Newco, LLC, dated as of December 16, 2011.

(c) Disabled means physically or mentally incapacitated and unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive’s duties (such incapacity is a “Disability”). Any question as to the existence of a Disability will be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each will appoint a physician and those two physicians will select a third physician who will make such determination in writing. The determination will be final and conclusive for this Agreement.

(d) Good Reason means (i) a significant reduction of Executive’s duties, position, reporting structure, or responsibilities, relative to Executive’s duties, position, reporting structure or responsibilities as of the Effective Date; (ii) a reduction in Executive’s Base Salary or Annual Bonus as of the Effective Date; (iii) the relocation of Executive’s place of employment to a facility or location more than thirty-five (35) miles from Executive’s current place of employment.

8. Limitation on Payments; Section 280G. If any severance or other benefits payable to Executive (i) are “parachute payments” within the meaning of Code Section 280G and (ii) but for this Section 8, would be subject to the “golden parachute” excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits will reduced to a level that will result in no tax under Code Section 4999 unless it would be better economically for Executive receive all of the benefits and pay the excise tax. If a reduction in benefits is necessary for this purpose, then the reduction will occur in the following order (1) reduction of the cash severance payments; (2) cancellation of accelerated vesting of equity awards; and (3) reduction of continued employee benefits. If the acceleration of vesting of equity award compensation is to be reduced, that acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards. Any determination required under this Section 8 will be made in writing by an independent professional services firm chosen by the Company immediately prior to a Change of Control and paid for by the Company and that determination will be conclusive and binding upon Executive and the Company for all purposes.

9. Covenants.

(a) Executive has entered into the Company’s confidential information and restrictive covenant agreement attached as Exhibit B (“Restrictive Covenant Agreement”) and agrees that it is still effective.

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(b) During the Employment Term and continuing for a period of 1 year after the Executive’s termination date, Executive agrees not to make any public statement that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Parent or any of its subsidiaries (including the Company), any of the investment funds invested in Parent or any affiliated funds (all of the foregoing collectively, the “Company Group”); provided, that the non-disparagement provisions of this Section 8(b) will not apply to any statements that Executive makes in addressing any disparaging statements made by the Company Group or their respective officers and/or its directors regarding Executive or Executive’s performance as an employee of the Company so long as Executive’s statements are truthful. Parent and its subsidiaries (including the Company) shall instruct their respective officers and directors to refrain from making any disparaging statements about Executive for the same period for which Executive is subject to the non-disparagement provisions of this Section 9(b); provided, however, that the non-disparagement provisions will not apply to any statements that Parent or any of its subsidiaries (including the Company) or their respective officers and directors make in addressing any disparaging statements made by Executive regarding the Company Group or its officers and directors so long as such statements are truthful. Executive, Parent and the Company expressly consider the restrictions contained in this Section 9(b) to be reasonable.

10. Miscellaneous.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflicts of laws principles thereof.

(b) Entire Agreement. This Agreement along with the Offer Letter, Restrictive Covenant Agreement, and the Equity Documents, contains the entire understanding of the parties with respect to Executive’s employment and supersedes any prior agreements or understandings (including verbal agreements) between the parties relating to the subject matter of this agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. Notwithstanding the foregoing, Executive shall be covered by the Company’s applicable liability insurance policy and its indemnification provisions for actions taken on behalf of the Company during the course of Executive’s employment. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties that references this Section 10(b).

(c) Severability. In the event that any one or more of the provisions of this Agreement will be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected.

(d) Assignment. This Agreement, and all of Executive’s rights and duties under it, are not assignable or delegable by Executive. Any purported assignment or delegation by Executive will be null and void. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of its business operations. Upon such assignment, the rights and obligations of the Company hereunder will become the rights and obligations of such affiliate or successor person or entity.

(e) Successors; Binding Agreement. This Agreement will inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors and heirs.

(f) Notice. The notices and all other communications provided for in this Agreement will be deemed to have been duly given when delivered by hand or overnight courier addressed to the addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address will be effective only upon receipt.

GoDaddy.com, LLC	To most recent address as set forth
14455 North Hayden Road/Suite 219	in Executive’s personnel records
Scottsdale, AZ 85260
Attention: General Counsel

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(g) Executive Representations. Executive represents to the Company that the execution of this Agreement by Executive and the Company and the performance by Executive of Executive’s duties hereunder will not breach, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

(h) Cooperation. Subject to the Company’s compliance with Section 9(b) and this Section 10(h), Executive will provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment with the Company or its affiliates. Executive’s cooperation pursuant to this Section 10(h) will be at no cost to Executive, and if such cooperation occurs after the termination of this Agreement, Company will promptly advance or reimburse all reasonable costs incurred by Executive in connection with such cooperation. This provision will survive any termination of this Agreement. The Company will provide reasonable compensation to Executive for any services rendered at the Company’s request.

(i) Amendment; Waiver of Breach. No amendment of this Agreement will be effective unless it is in writing and signed by both parties. No waiver of satisfaction of a condition or failure to comply with an obligation under this Agreement will be effective unless it is in writing and signed by the party granting the waiver, and no such waiver will be a waiver of satisfaction of any other condition or failure to comply with any other obligation. To be valid, any document signed by the Company must be signed by the Company’s Chief Executive Officer.

(j) Counterparts. This Agreement may be executed in counterparts. Each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement.

Each party is signing this Agreement on the date set out below its signature.

GoDaddy.com, LLC		Executive

	/s/ Blake Irving	/s/ Scott Wagner
By:	Blake Irving

	3/10, 2015	3/10, 2015

Desert Newco, LLC (Solely for purposes of Section 9(b) hereof)

/s/ Blake Irving
By:	Blake Irving	3/10, 2015

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EXHIBIT A

RESTRICTIVE COVENANT AGREEMENTS

GODADDY CALIFORNIA

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT,

AND ARBITRATION AGREEMENT

As a condition of my employment with GoDaddy.com, LLC, its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this GoDaddy California At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1. At-Will Employment.

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE CEO OR CHIEF HUMAN RESOURCES OFFICER OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

2. Confidential Information.

A. Company Information. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and will not use (except for the benefit of the Company during my employment) or disclose to any person, firm, or corporation (without written authorization of the President, CEO, or the Board of Directors of the Company) any Company Confidential Information. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information; provided, however, Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of mine or of others. understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B. Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such employer, person, or entity unless consented to in writing by both the Company and such employer, person, or entity.

C. Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter to hold in the strictest confidence, and not to use or to disclose to any person, firm, or corporation, any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3. Inventions.

A. Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets that were conceived in whole or in part by me prior to my employment with the Company and to which I have any right, title, or interest, which are subject to California Labor Code Section 2870 (attached hereto as Exhibit B), and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into or use in connection with any product, process, service, technology, or other work by or on behalf of the Company any Prior Invention, I hereby grant to the Company a non-exclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Invention without restriction, including, without limitation, as part of or in connection with such product, process, service, technology, or other work, and to practice any method related thereto.

B. Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and agree to assign and hereby do irrevocably assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, or trade secrets, whether or not patentable or registrable under patent, copyright, or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, except as provided in Section 3.F below (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any right to identification of authorship or limitation on subsequent modification that I may have in the assigned Inventions.

D. Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.

E. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of ail pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligations under this Section 3E shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions, including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead, to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me.

F. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and are not otherwise disclosed on Exhibit A.

G. Work for Hire. I agree and acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company, and which are protectable by copyright, whether or not copyright registration is actively sought by or granted to GoDaddy, are “works made for hire,” as that term is defined in the United States Copyright Act, including but not limited to: literary works (including all written material), computer programs and code, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio-visual works, regardless of the form or manner in which documented or recorded that are conceived, devised, invented, developed, or reduced to practice by me or under my direction. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

4. Conflicting Employment.

A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B. Prior Relationships. Without limiting Section 4.A, I represent that I have no other agreements, relationships, or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors, or assigns, including, without limitation, those records maintained pursuant to Section 3.C. I also consent to an exit interview to confirm my compliance with this Section 5.

6. Termination Certification. Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

8. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I shall not either directly or indirectly solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for myself or for any other person or entity. I agree that nothing in this Section 8 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2A.

9. Company Policy. I agree to diligently adhere to all policies of the Company, including the Company’s Code of Business Conduct and Ethics, located in the GoDaddy Employee Handbook. I understand that these policies may be revised from time to time during my employment.

10. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. l hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11. Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

12. Arbitration and Equitable Relief.

A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND PURSUANT TO CALIFORNIA LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.

C. Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

E. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13. General Provisions.

A. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California without giving effect to any choice-of-law rules or principles that may result in the application of the laws of any jurisdiction other than California. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against me by the Company.

B. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President or CEO of the Company and me. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

C. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

D. Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, sale of assets or stock, or otherwise.

E. Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

F. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

G. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

Date:

Signature

Name of Employee (typed or printed)

Witness:

Signature

Name (typed or printed)

Exhibit A to CA ECIIAA

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

     No inventions or improvements

     Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

Exhibit B to CA ECIIAA

CALIFORNIA LABOR CODE SECTION 2870

INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Exhibit C to CA ECIIAA

GoDaddy

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to GoDaddy.com, LLC, its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the GoDaddy California At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me (the “Agreement”), including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also agree that for twelve (12) months from this date, I will not either directly or indirectly solicit any of the Company’s employees to leave their employment, or to enter into an employment, consulting, contractor, or other relationship with any other person, firm, business entity, or organization (including with myself). I agree that nothing in this paragraph shall affect my continuing obligations under the Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2A thereof.

After leaving the Company’s employment, I will be employed by                                  in the position of:                                 .

Signature of employee

Print name

Date

Address for Notifications:

Employee Non-Compete Agreement

This Agreement between GoDaddy.com, LLC, a Delaware limited liability company with its headquarters in Scottsdale, Arizona (“GoDaddy”), and the undersigned employee (“Employee”), is effective on the date that Employee’s employment with GoDaddy actively begins, or the date that Employee signs this agreement, whichever is later.

1. Purpose. As an employee of GoDaddy, Employee will be exposed to GoDaddy’s Confidential Information. Employee understands that if this information is not properly restricted, it could be used to create irreparable harm to GoDaddy, including the loss of its customers and employees. As a result, Employee agrees that the restrictions contained in this Agreement are reasonable and necessary to protect GoDaddy’s legitimate business interests.

2. Consideration. Signing this Agreement is a requirement of Employee’s employment with GoDaddy and Employee agrees that employment, if signed on initial hire, or continued employment, if signed during employment, is adequate consideration for entering this Agreement.

3. At Will Employment. This Agreement does not change the at-will employment relationship between Employee and GoDaddy, which means that either party may terminate the employment relationship at any time with or without cause, reason or notice.

4. Duty of Loyalty. While employed with GoDaddy, Employee must faithfully and loyally serve GoDaddy and will not take any actions that would interfere with the business of GoDaddy, or conduct work similar to the work Employee performs for GoDaddy for any company or person without the specific written permission of GoDaddy. These obligations are in addition to the common law and statutory duties that apply to Employee as an agent of GoDaddy, such as the general duty of loyalty owed by an agent.

5. Non-Competition. Employee shall not, for a period of one year (and if one year is determined by a court to be unenforceable, for a period of 6 months) following the termination of Employee’s employment with GoDaddy, provide services to a competitor that are the same as or substantially similar to those Employee provided to GoDaddy while employed. A competitor is a person or business that offers products or services that are the same or similar in function or purpose to the products or services provided by GoDaddy within the last two years of Employee’s employment by GoDaddy. Because of the nature of services provided on the Internet, this restriction is not geographically limited, provided, however, that if a court determines that the lack of a geographical limitation renders any part of this Agreement unenforceable, this restriction shall be limited to providing such products or services within a 50 mile radius from the location in which Employee was employed by GoDaddy at the time of the termination of Employee’s employment.

6. Non-Disclosure of Confidential Information. Employee will maintain the confidentiality of all Confidential Information, as defined herein, and will not engage in any unauthorized use or disclosure of Confidential Information during employment at GoDaddy and for as long as the information is maintained as Confidential Information by GoDaddy. “Confidential Information” refers to information in any form related to GoDaddy’s business that GoDaddy has not made public or has not authorized for public disclosure and that is not already generally known to the public or to other persons who might obtain value or competitive advantage from its disclosure or use. Confidential information includes, but is not limited to: a) information identified by GoDaddy as Confidential, Internal Use Only or Proprietary; b) GoDaddy’s trade secrets, information about released or unreleased products, the marketing or promotion of any of GoDaddy’s products, GoDaddy’s business policies or practices, employee information, litigation strategy or contract negotiations; and c) the intellectual properties of GoDaddy. All Confidential Information is and shall remain the property of GoDaddy, even if disclosed to Employee.

7. Former Employer Information. Employee agrees that during of his employment with GoDaddy, Employee will not (i) improperly use, disclose, or induce GoDaddy to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity; and (ii) bring onto the premises of GoDaddy or transfer onto GoDaddy’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such employer, person, or entity unless consented to in writing by both GoDaddy and such employer, person, or entity. Employee further agrees that if Employee has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, that Employee will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law, Employee represents and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), that Employee has returned all property and confidential information belonging to all prior employers.

8. Non-Solicitation. While employed by GoDaddy. and for a period of one year following Employee’s employment with GoDaddy, Employee agrees: a) not to encourage or induce any GoDaddy employees to end their employment relationship with GoDaddy, and b) not to solicit any person or company that is a current GoDaddy customer at the time of the solicitation or contact to offer the sale of any services or products similar to those offered by GoDaddy, if Employee had actual business contact with the customer or acquired Confidential Information about the customer while employed by GoDaddy.

9. Remedies. A violation of this Agreement by Employee will cause irreparable harm and continuing injury to GoDaddy for which there is no adequate remedy at law. As a result, if Employee violates this Agreement. GoDaddy will be entitled to injunctive relief, specific performance and any other equitable relief without the need to prove the inadequacy of money damages in addition to all other legal remedies to which GoDaddy may be entitled, including but not limited to actual and consequential damages and attorneys’ fees and costs.

10. Controlling Law. This Agreement shall be construed and governed by the laws of the State of Arizona and the Parties consent to the exclusive jurisdiction of the federal or state courts of Arizona.

11. Entire Agreement. This Agreement constitutes the entire agreement between the Employee and GoDaddy regarding the subject of the Agreement. This Agreement can only be changed by a written agreement signed by both Parties. None of the provisions of this Agreement will be considered waived by any action or inaction of the Parties, or their agents or employees, but only by an instrument in writing signed by the Parties.

12. Successors and Assigns. This Agreement shall automatically inure to the benefit of all successors and assigns of GoDaddy without need for any further action by GoDaddy or Employee. Employee expressly agrees that GoDaddy shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of or be enforceable by said successors and assigns.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction and cannot be reformed to make it enforceable, then such provision shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

This Agreement shall not be interpreted to limit or reduce the common law or statutory rights or remedies of GoDaddy.

Scott Wagner

Signature:

Date:

EXHIBIT B

FORM OF SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is made, entered into, and effective as of the date set forth below by and between                      (“Employee”) and GoDaddy.com, LLC (“GoDaddy” or “Company”). For the purposes of this Agreement, GoDaddy and Employee are collectively referred to as the “Parties”.

RECITALS

A. Employee’s final day of employment with GoDaddy was or will be effective XX, 201XX (the “Separation Date”).

B. Employee, the Company, and Desert NewCo, LLC entered into an employment agreement dated INSERT and attached hereto as Exhibit A (the “Employment Agreement”).

C. The Parties intend to fully, completely, and finally resolve and settle any and all claims, potential claims, disputes, or potential disputes that Employee may have against GoDaddy and the Released Parties (as defined below), whether presently known or unknown, according to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual promises, covenants, obligations, and understandings set forth below, the Parties hereby agree as follows:

1. Payments.

(a) Separation Payment. In exchange for Employee’s promises to abide by all the terms and conditions of this Agreement, each of which Go Daddy deems to be material to this Agreement, Go Daddy will provide Employee the severance and other benefits promised in Section XX of the Employment Agreement (the Separation Payment), subject to the terms and conditions thereof. Without limiting the scope of Section XX of the Employment Agreement, the amounts to be paid are: XX

(b) Wages and accrued vacation. In addition to the Separation Payment, but not in consideration of Employee’s promises to abide by all the terms and conditions of this Agreement, GoDaddy will pay Employee on INSERT DATE (i) $XX, representing all wages and other benefits earned prior to the Separation Date; and (ii) $XX, representing hours of accrued vacation/paid time off earned as of the Separation Date.

(c) Taxes, deductions and Employee records. All payments set forth in paragraphs 1(a) and 1(b) will be made less the required federal, state and local tax withholdings and deductions

2. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the Separation Payments and after the payment described in Section 1(b), GoDaddy has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, relocation costs, interest, severance, reimbursable expenses, commissions, stock, stock options, vesting and any and all other benefits and compensation due to Employee. For the avoidance of doubt, other than as set out in Section 1(a), Employee will not vest in any unit options after the Termination Date. Employee will receive a separate letter detailing the treatment of options in accordance with the Equity Documents. Employee represents that Employee has not suffered any on-the-job injury for which Employee has not already filed a claim.

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3. Benefits. Regardless of whether Employee signs this Agreement, Employee’s active participation in all Company benefit plans will terminate effective 11:59 p.m. on the Termination Date and Employee shall remain entitled to any vested benefits in accordance with such plans. A letter informing Employee of Employee’s rights to elect continued health coverage under COBRA will be mailed to the Employee’s home, and generally arrives within 7 business days after the Separation Date.

4. Release.

(a) Employee, in exchange for the Separation Payment, agrees to and hereby releases, waives and forever discharges GoDaddy and its affiliates, parents, successors, subsidiaries, related companies, directors, officers, employees, attorneys and agents (the “Released Parties”) from any and all claims or causes of action, whether known or unknown, that Employee may currently have or Employee’s heirs, executors, administrators and assigns have, had or may have in the future against any of the Released Parties with respect to any and all matters arising from Employee’s employment and separation from GoDaddy. This release does not extend to any Employee rights or benefits granted pursuant to (i) Employee’s Employment Agreement that expressly survive the termination of the Employment Agreement, (ii) the Equity Documents (as defined in the Employment Agreement) that remain in effect after the termination of Employee’s employment.

(b) Scope of Release. Employee’s release includes, but is not limited to, all allegations, claims, and violations related to severance, elimination of position, resignation, notice of termination, the payment of wages, salary and benefits (except any valid claim to recover vested benefits to which Employee may be entitled, if applicable) and all claims arising under the following, in each case as amended: the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990 (“ADEA”); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; all state or local counterparts, including the Arizona Civil Rights Act, Ariz. Rev. Stat. § 41-1401 et seq.; Arizona Employment Protection Act, Ariz. Rev. Stat. § 23-1501 to 23-1502; Arizona Wage Payment Law, Ariz. Rev. Stat. § 23-350 et seq.; Arizona Equal Wage Law, Ariz. Rev. Stat. § 23-341, California Fair Employment and Housing Act, Cal. Gov’t Code § 12900 et seq.; Unruh Civil Rights Act, Cal. Civ. Code § 51; Moore-Brown-Roberti Family Rights Act, Cal. Gov’t Code § 12945.1 et seq.; California Pregnancy Disability Leave Law, Cal. Gov’t Code § 12945; the California Constitution; any applicable California Industrial Welfare Commission Wage Order, the Washington State Law Against Discrimination, Wash. Rev. Code § 49.60.010 et seq.; the Washington Equal Pay Law, Wash. Rev. Code § 49.12.175; the Washington Sex Discrimination Law, Wash. Rev. Code § 49.12.200; the Washington Age Discrimination Law, Wash. Rev. Code § 49.44.090; the Washington Family Care Act, Wash. Rev. Code §§ 49.12.265 to 49.12.295; the Washington Parental Leave Discrimination Law, Wash. Rev. Code § 49.12.360; the Washington Minimum Wage Act, Wash. Rev. Code § 49.46.005 et seq.; the Washington Wage, Hour, and Working Conditions Law, Wash. Rev. Code §§ 49.12.005 to 49.12.170; the Washington Wage Payment and Collection Law, Wash. Rev. Code § 49.48.010 et seq.,

(c) any other federal, state or local statute, constitution or ordinance; any public policy, contract or tort, or under any common law, including wrongful discharge; any practices or procedures of the Company; any claim for breach of contract, infliction of emotional distress, defamation, discrimination;

(d) any and all claims relating to, or arising from, Employee’s right to purchase or actual purchase of shares or stock of GoDaddy, except pursuant to the Equity Documents if applicable, which Employee acknowledges shall govern such equity;

(e) and any other federal, state or local statutes, laws, regulations or common law causes of action under which any claim may be brought, including those claims arising from Employee’s employment relationship with GoDaddy or the termination of that relationship, and also including any claim for costs, fees or other expenses, including attorneys’ fees and expenses, incurred in these matters (collectively, the “Released Claims”).

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(f) Limitations. Employee understands that Employee is not releasing any claim that relates to: (i) the Separation Payment or the right to enforce this Agreement; (ii) Employee’s right, if any, to claim government-provided unemployment benefits or worker’s compensation benefits, if applicable and Employee qualifies; or (iii) any rights or claims that Employee may have which arise after the date Employee executes this Agreement. Nor does this release apply to any claims that cannot be waived by law. Employee acknowledges that except as expressly provided in this Agreement or in an applicable plan document for any applicable broad-based employee benefit plans other than plans that provide severance or termination pay, Employee will not receive any additional compensation or benefits, including salary, bonus, or separation payments after the Separation Date.

(g) Release of Age Discrimination Claims. Employee acknowledges that Employee is knowingly waiving and releasing any rights Employee may have under the ADEA, which includes age discrimination claims. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.

(h) Unknown Claims/California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section and the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his/her favor at the time of executing the release, which, if known by him/her, might have materially affected his/her settlement with the releasee, and agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

(i) No Monetary Recovery. Employee acknowledges and understands that this Release waives all of Employee’s rights to any monetary recovery against any of the Released Parties for any potential charge, complaint, or lawsuit. Employee agrees that the Separation Payment received under this Agreement fully satisfies any potential claim for relief in connection with any charge, complaint, or lawsuit.

(j) Covenant Not to Sue. Employee acknowledges and understands that this Release prohibits Employee from bringing any lawsuit or cause of action against any of the Released Parties for any claims covered by the Release.

5. Confidentiality. Employee agrees to keep the existence and terms of this Agreement strictly confidential, including the specific information regarding the Separation Payment in paragraph 1 above. Except as required by law, Employee agrees not to divulge any of the terms of this Agreement to anyone, or permit them to be divulged to anyone, other than Employee’s tax and/or financial advisor. Employee understands that GoDaddy has relied on Employee’s commitment to preserve the confidentiality of this Agreement in deciding whether to enter into this Agreement. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of GoDaddy. Employee understands that “Confidential Information” means any GoDaddy proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of GoDaddy on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware

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configuration information, marketing, finances, employee lists, recruiting information, future planned or contemplated merger and acquisition activity, or other legal or business information disclosed to Employee by GoDaddy either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee hereby grants consent to notification by GoDaddy to any new employer about Employee’s obligations under this paragraph. Employee represents that Employee has not to date misused or disclosed Confidential Information to any unauthorized party.

6. Non-Liability. This Agreement is not an admission or evidence of fault, wrongdoing or liability by GoDaddy, nor should it be construed as such, but instead reflects the desire of the Parties to resolve the Released Claims fairly and amicably.

7. Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel or slander of any of the Released Parties. GoDaddy agrees to inform relevant GoDaddy employees not to make any disparaging statements about the Employee. Employee understands that GoDaddy’s obligations under this paragraph extend only to GoDaddy’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of GoDaddy. The Parties agree that it is in their best interests to maintain an amicable termination and post-termination relationship. Employee agrees to cooperate fully with GoDaddy and its counsel in connection with any administrative, judicial, regulatory, or other proceeding arising from any charge, complaint, or other action relating to the period Employee was employed by GoDaddy, or in connection with any transaction or other matter that requires Employee’s personal knowledge or experience to resolve. GoDaddy will provide reasonable compensation to Employee for any services rendered at GoDaddy’s request.

8. Prior Agreements. The Parties acknowledge that they have carefully read this Agreement, have voluntarily entered into it, and understand its contents and its binding legal effect. The Parties further acknowledge and agree that this Agreement represents the entire agreement between them with respect to Employee’s separation from GoDaddy and supersedes any and all other oral or written agreements that may exist between them except for Employee’s (i) Employment Agreement; (ii) Non-Compete Agreement; and (iii) the Equity Documents (which remain in full force and effect as provided therein). Employee understands and agrees that the Company has certain “call rights” under Equity Documents (b) Employee’s continuing confidentiality obligations to GoDaddy as outlined in the company handbook and other policies, and (c) any equity awards granted to Employee under the Desert Newco, LLC 2011 Unit Incentive Plan (the “Incentive Plan”) and any other agreements required to be entered into in connection with any grant thereunder (collectively, with the Incentive Plan, the “Equity Documents”).

9. Severability. If any court of competent jurisdiction declares any of this Agreement’s provisions to be unenforceable, the remaining provisions shall be enforced as though this Agreement did not contain the unenforceable provision(s), and/or be reformed so as to be enforceable.

10. Governing Law and Forum. This Agreement will be governed by and interpreted in accordance with the substantive law of the State of Arizona as though this was an agreement occurring wholly within Arizona between Arizona residents. Any action or dispute arising out of, or in any way related to, this Agreement, or the interpretation and/or application of this Agreement, must be brought in Maricopa County, Arizona.

11. Jury Trial Waiver. Employee agrees to waive Employee’s right to a trial by jury in any action relating to or arising out of this Agreement, and acknowledges that Employee’s waiver of such a right is knowing and voluntary.

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12. Remedies for Breach. A breach of any provision of this Agreement may give rise to a legal action. If Employee breaches any provision of this Agreement, in addition to any other available remedies, GoDaddy may recover the entire amount of the Separation Payment that has actually been made to Employee under this Agreement. The prevailing party in any action based on a breach of this Agreement will be entitled to recover its costs and actual attorneys’ fees incurred in any litigation relating to or arising out of this Agreement.

13. Successors and Assigns. The Parties agree that this Agreement shall inure to the benefit of, and may be enforced by, GoDaddy’s successors, assigns, parents, subsidiaries, and related companies.

14. Return of Company Property. Employee agrees that Employee has returned, or will return within three (3) calendar days of the Separation Date, all GoDaddy property in Employee’s possession, custody, or control.

15. Counterparts. This Agreement may be executed by the Parties in one or more counterparts, including faxed copies. All such fully-executed counterparts shall be treated as originals of this Agreement.

16. Effective Date of Agreement. This Agreement is made effective as of the eighth (8th) day after Employee signed the Agreement so long as Employee does not revoke the Agreement before that date (the “Effective Date”), but shall not be binding until it has been signed by both Parties and returned to Go Daddy’s Chief Executive Officer at the address and in the manner specified in paragraph 6(i) above. Unless waived by Go Daddy, the failure to return a signed copy of this agreement within twenty-one (21) days of the Termination Date, shall be deemed to constitute a rejection of this offer.

17. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all claims against the Company and any of the other Releasees. Employee acknowledges that:

(a) Employee has carefully read this entire Agreement and understands all the terms and the legal and binding effect of this Agreement, including the Release provisions set forth in paragraph 4 and the Confidentiality provisions set forth in paragraph 5.

(b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel.

(c) Employee would not have been entitled to receive the Separation Payment had Employee rejected this Agreement and agrees that the Separation Payment is adequate consideration for Employee’s releases and promises.

(d) Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary, and does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law;

(e) Pursuant to the specific release contained in Section 4(g), Employee has up to 21 days to consider whether to enter into this Agreement (the “Consideration Period”). If Employee signs this Agreement prior to the expiration of the Consideration Period, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive any time remaining in the Consideration Period. Employee should deliver a signed copy of this

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(f) Employee may revoke or cancel this Agreement within 7 days of signing it by notifying GoDaddy’s General Counsel of the decision to revoke this Agreement in writing and Employee understands that, to be effective, the written revocation notice must be actually received by Go Daddy’s General Counsel at GoDaddy’s corporate headquarters in GoDaddy, Attn: General Counsel, 14455 N. Hayden Rd., Suite 209, Scottsdale, AZ 85260.

(g) Employee understands that this Agreement does not waive any rights or claims that may arise after the Effective Date of this Agreement.

(h) Employee has not relied on any oral or written statements that are not set forth in this Agreement in determining whether to enter into this Agreement.

Each party is signing this Agreement on the date set out below its signature.

Employee	GoDaddy.com, LLC

By:

Sign

Its:

Print Name

Date:	Date:

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